1995
                             AGREEMENT

                              BETWEEN
                              VALLEY
                        COMMUNICATIONS, INC.
                                &
                     COMMUNICATIONS WORKERS OF
                             AMERICA

                            LOCAL 9412

TABLE OF CONTENTS

Article 1 - Recognition/Scope of Work                          Page 1

Article 2 - Management Rights                                  Page 1

Article 3 - Union Security                                     Page 1-2

Article 4 - Payroll Deduction of Union Dues                    Page 2-3

Article 5 - Performance of Bargaining Unit Work                Page 3

Article 6 - Responsible Union Company Relationship             Page 3

Article 7 - Hiring/Probationary Period                         Page 3-4

Article 8 - Seniority                                          Page 4

Article 9    - Wages and Job Classification                    Page 4-5

Article 10 - Hours, Overtime, and Premium Pay                  Page 3

Article 11 - Vacations                                         Page 6

Article 12 - Holidays                                          Page 6

Article 13 - Callout, Standby, and Report                      Page 7

Article 14 - Expense Allowance (Travel/Per Dium)               Page 7

Article 15 - Discipline                                        Page 8

Article 16 - Grievance and Arbitration                         Page 8-9

Article 17 - Medical, and other Insurance Benefits             Page 9

Article 18 - Union Representation                              Page 9

Article 19 - Absences (Military/Sick/ Jury Duty)               Page 10-11

Article 20 - No Strike                                         Page 11

Article 21 - Federal and State Laws                            Page 11

TABLE OF CONTENTS CONTINUED

Article 22 - Discharges, Suspensions, and Demotions for Cause  Page 11

Article 23 - Transfers                                         Page 12

Article 24 - Right of Employees to Union Representation        Page 12

Article 25 - Miscellaneous                                     Page 12-13

Article 26 - Duration of Agreement                             Page 14

      Appendix A - Job Classifications                         Page 15

      Appendix B - Wage Schedule                               Page 16

      Appendix C - Payroll Deduction of Union Dues             Page 17

      Appendix D - Monthly Dues Report                         Page 18

      Appendix E - Medical and Other Benefits                  Page 19

                               ARTICLE 1

                              RECOGNITION


Section 1.
      The Company hereby recognizes the Union as the exclusive collective bargaining representative for the purpose of collective bargaining with respect to rates of pay, wages and hours of employment.

Section 2.
      No new job classifications will be created without approval from the Union.

Section 3.
      SCOPE OF WORK: The work covered by this Agreement shall include all work involving the installation and maintenance of the following systems:
Voice and Data, Access Control, Audio/Video, CATV, Fire Alarm, Life Safety Support, Master Clock, Radio systems, RF/Microwave, Security/CCTV, Sound/Paging, Telemetry and any other low voltage signal or transmission system. This includes both copper and fiber optic communications in support of the above. The Scope of work also includes any raceway or conduit incidental to the installation of these systems.

                               ARTICLE 2

                           MANAGEMENT RIGHTS

The management of the Company and the direction of the work force are vested exclusively in the Company and shall not in any way be abridged except as specific restrictions are set forth in this agreement.


                               ARTICLE 3

                             UNION SECURITY

Section 1.
      It shall be a condition of employment that all employees of the company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing, and those who are not members on the effective date of this agreement, not later than the 30th day following the effective date of this agreement become and remain members in good standing in the Union.
It shall also be a condition of employment that all employees covered by this Agreement and hired on or after its effective date shall, not later than the 30th day following the beginning of such employment, become and remain members in good standing in the Union.

Section 2.
      This Article shall apply in those states where the laws permits the Union to enter into this type of Union Security agreement. If during the term of the contract the Union shall become duly authorized under the laws of any other state to enter into this type of Union Security agreement, the effective date of this Article as to employees in such state shall be the date upon which the Company receives proper written evidence from the Union that it is fully qualified to enter into such as agreement in such state.

EXCEPTION:         Special expertise with prior consultation with Union.


                               ARTICLE 4

                    PAYROLL DEDUCTION OF UNION DUES

Section 1.
      A. The company agrees that, upon receipt of an individual written request in form, (see Appendix C) approved by the Company and signed by an employee covered by this agreement, it will deduct monthly from such employee's wages the amount of Union dues and initiation fees specified in such request and forward the full amount thus deducted to the Secretary-Treasurer of Union or his authorized agent as directed. The request may be revoked by the employee at any time upon his written request to the company and such request should be directed to appropriate Company representative. The Secretary-Treasurer of the Union can also revoke the dues authorization of any employee upon the Secretary-Treasurer's written request to the Company's appropriate representative.

      B. In general, dues deductions will be made in designated pay periods in the current month for properly executed dues deductions authorizations received by the appropriate company representative on or before the 25th day of the preceding month. However, the Company assumes no responsibility either to the employee or to the Union for nay failure to make or for any errors made in making such deductions, but will make such efforts as is deems appropriate in correcting an such errors or omissions.

Section 2.
      The Company will, each month, furnish the Union information detailed on Appendix D, for the preceding month of all employees in the bargaining unit.

Section 3.
      An employee's authorization shall be automatically canceled upon termination of employment. An employees authorization shall be suspended upon leave of absence in excess of thirty (30) calendar days. The employees authorization shall be reinstated after return form a leave of absence.

Section 4.
      Any change in the amount of monthly Union dues will be certified to the Company by the Secretary-Treasurer of the Communications Worker of America. A certification which changes the dues shall become effective the first day of the fiscal month following the date the company receives such certification.


                               ARTICLE 5

                  PERFORMANCE OF BARGAINING UNIT WORK

      The Company agrees that Company personnel who are not included in the bargaining unit should not do work assigned to employees within the bargaining unit, except in case where management personnel are needed for quality control and/or for training purposes, or in emergencies caused by acts of God.


                               ARTICLE 6

                RESPONSIBLE UNION - COMPANY RELATIONSHIP

      The Company and the Union recognize that it is in the best interest of both parties, the employee, and the public that all dealings between them continue to be characterized by mutual responsibility and respect.
To insure that this relationship continues and improves, the Company and the Union and their respective representatives at all levels will apply the terms of this contract fairly in accord with its intent and meaning and consistent with the Union's status as exclusive bargaining representative of all employees covered by this contract. Each party shall bring to the attention of all employees in the units covered by this contract, including new hires, their purpose to conduct themselves in a spirit of responsibility and respect and the measures they have agreed upon to insure adherence to this purpose.


                               ARTICLE 7

                                HIRING

Section 1.
      New employees of the Company shall be considered probationary until they have completed six (6) months continuous service with the Company, during which time such employee shall work under the conditions, and receive not less than the minimum applicable rates of pay, established in this agreement. If any time during the probationary period the Company should deem any such employee unqualified in any way, the Company may discharge such employee and grievances shall not be presented in connection with the discharge or layoff of a probationary employee.

Section 2.
The Company has the right to utilize personnel not in the bargaining unit with engineering or special technical skill as required to meet installation, repair, or service requirements.

Section 3.
When new employees are hired, the Company shall notify the Union, in writing, within five (5) working days of the date of hire of said employees, of their official job classification and rate of pay.


                               ARTICLE 8

                               SENIORITY

Section 1.
      Seniority is defined as length of continuous service with the Company from the date of hire or rehire following a break in continuous service.

Section 2.
      Where equally qualified, seniority shall determine the selection of vacation and transfers.

Section 3.
      Seniority shall be a consideration for training and promotions.

Section 4.
      If a reduction in force is necessary, employees shall be laid off by inverse order of seniority, by classification.

Section 5.
      A break in seniority shall occur only in case of a voluntary quit by an employee, a discharge for just cause, failure to return to work after a leave of absence has expired, or failure to return to work after a recall from layoff.


                               ARTICLE 9

                     JOB CLASSIFICATIONS AND WAGES

Job classification and descriptions shall be as set forth in Appendix "A" of this agreement, attached hereto, as an effective part of this agreement.

Wages for employees shall be as set forth in Appendix "B" of this agreement, attached hereto, as an effective part of this agreement.

Communication Technicians maybe responsible for overseeing work on various jobs in addition to performing bargaining unit work. In addition to their normal hourly rate of pay, these Communications Technicians when acting as Project Managers when supervising 10 or more people on a job shall receive a pay differential of one dollar twenty five ($1.25) per hour.

New employees shall be slotted into Job Classification Level Structure at the time of hire, previous related experience being considered, and shall progress in accordance with wage schedule.

Employees who demonstrate exceptional performance can be considered for more rapid advancement by the employer.

Hourly employees will not be permitted to contract for any work or job of a similar to their regular employment with the company.


                               ARTICLE 10

                    HOURS, OVERTIME, AND PREMIUM PAY

The normal workday shall consist of eight (8) consecutive hours of work or ten (10) consecutive hours of work, exclusive of a one-half hour lunch period, upon mutual agreement of the parties involved.

The normal work week shall consist of five eight-hour days or four ten-hours days, Monday through Saturday, of forty hours duration.

An evening or night shift shall be any shift commencing after 1:00 p.m. and shall be compensated with an additional (10) percent premium for all hours worked.

All work on Sunday shall be paid at the rate of double-time of the regular hourly pay.

In addition to the holiday pay as outlined ARTICLE 12, all work on any holiday indicated in this agreement shall be paid at the rate of double-time the regular hourly rate of pay.

All work in excess of the normal workday or work week shall be paid at time and one-half the regular hourly rate.

NOTE:  Prior authorization for any overtime must be obtained from Company
Manager.

                               ARTICLE 11

                               VACATIONS

Full-time employees shall accrue vacation at the following rates:

      (a) Employees shall accrue one week of vacation on a pro-rata basis during the first year of employment. (3.33 hours per month)
      (b) During years two through five, employees shall accrue two weeks of vacation on a pro-rata basis each year. (6.67 hours per month)
      (c) During years six through ten, employees will accrue vacation at the rate of three weeks vacation on a pro-rata basis each year. (10 hours per month)
      (d) During years eleven and after, employees will accrue vacation at the rate of four week's vacation on a pro-rata basis each year. (13.33 hours per month)
      (e) The amount of pay for each full week of vacation shall be authorized weekly rate for five days of duty.
      (f) Vacations maybe scheduled anytime during that calendar year, and must be coordinated and approved by the Company.
      (g) Vacations are not to be accumulate from year to year without management approval.


                               ARTICLE 12

                                HOLIDAYS

The following holidays are authorized and shall be observed:

President's Day                     Thanksgiving Day
Memorial Day                        Day after Thanksgiving
Independence Day                    Christmas Day
Labor Day                           New Year's Day

Authorized holidays falling on Sunday shall be observed on the following Monday. Authorized holidays falling on Saturday shall be observed on the preceding Friday.

      (a) An employee must work his last regularly scheduled workday before a holiday in order to receive pay for the holiday unless Company has approved such absence.
      (b) An employee must work the next scheduled workday after a holiday in order to receive pay for holiday unless Company has approved such absence.
      (c) Any employee who otherwise meets the requirements of this Article, and taking their vacation in a week in which a holiday falls, shall receive an extra day of vacation at the employee's option.

                               ARTICLE 13

                     CALLOUT, STANDBY AND REPORT PAY

An employee who reports for work at the regular starting time of his shift and has not been advised by the company prior to reporting not to report shall be guaranteed at least two (2) hours of work or paid a minimum of two (2) hours pay at the regular rate of pay, together with any overtime or premium pay where such employee is entitled to such overtime or premium pay. Provision shall not apply if an employee is unavailable for reassignment.

An employee who has clocked out and who has left the premises of the Company after completion of his regularly scheduled working hours and who is recalled for emergency work shall be paid not less that two (2) hours pay at the rate of time and one-half the normal hourly rate for such callout.


                               ARTICLE 14

                            EXPENSE ALLOWANCE

No traveling time or transportation shall be paid before or after working hours to employees.

The Company shall reimburse the employee for the use of his automobile in the following ways:
      (a) .30 cents per mile for each mile driven by the employee on Company business while working.
      (b) Toll charges for bridges, tunnels, ferries, and toll highways which must be traveled in the course of the above travel.
      (c)  Reasonable parking charges.

Per Dium
When an employee is temporarily assigned to a work location other than his regular assigned location and the Company determines the employee's absence from home overnight is required, the company agrees to:

      (a) Furnish a maximum allowance of sixty five dollars ($65) per day per employee to cover the cost of lodging, meals, and other expenses.

                                             OR

      (b) Provide lodging at direct Company expense and furnish the employee thirty dollars ($30) for meals and other expenses.

      (c) In either case above, all transportation costs, including toll fees would be paid. Employees working on ships twelve (12) hours will be entitled to a meal allowance of $10.


                               ARTICLE 15

                               DISCIPLINE

The Company shall have the right to discipline, suspend or discharge employees for just cause. In the event any such discipline, suspension, or discharge occurs and the Union believes any such action to be unjustified, the matter shall then be considered as a grievance and shall be handled in accordance with Article 16.


                               ARTICLE 16

                        GRIEVANCE AND ARBITRATION

In the event any difference should arise between the Company and the Union or any employee covered by this Agreement as to the meaning and application of the provisions of this Agreement, or if any local problem of any kind arises, there shall be no suspension of work on account of such difference and an earnest effort shall be made by both parties to this Agreement to settle such differences using the steps of the grievance procedure outlined below:

Step 1.
      A grievance shall be first presented orally by the employee concerned to the immediate supervisor directly involved within seven (7) working days of the occurrence of the event which caused the grievance. An employee is entitled to have Union representation in any discussion between the employee and representatives of the Company.

Step 2.
      If the grievance is not settled orally at Step 1, it shall be reduced to writing and presented by the Union to the General Manager within (20) working days. A meeting shall be held with the Union and the General Manager to attempt to resolve the grievance within ten (10) total working days. Within (5) working days following this meeting management shall present its position on the grievance in writing and submit the same to the Union.

Step 3.
      If no settlement has been reached at the second step, the Union may, within ten (10) working days of the receipt of the Company's written position, notify the Company of intent to refer the grievance to arbitration.

If the Company and the Union cannot agree upon the person to act as an impartial arbitrator, the Federal Mediation and Conciliation Service shall be requested to submit a list of five (5) arbitrators. The company and the Union shall alternately strike two (2) names. The right to strike first shall be determined by lot or as otherwise agreed by the parties. After each party has exercised the right to strike two names, the one remaining person on the list shall be designated as the impartial arbitrator.

The authority of the arbitrator shall be limited to determining only questions involving the interpretation or application of an expressed provision of this Agreement and all other matters are excluded from arbitration. The arbitrator shall have no authority to add to, subtract from or to change any of the terms of the Agreement, to change any existing wage rate, to establish a new wage rate, or to attempt to interpret or apply in any manner whatsoever any alleged implied obligations as against either the Company or the Union.

The decision of the arbitrator shall be final and binding on each of the parties, and they will abide thereby subject to such laws as may apply. The fee charged by the arbitrator shall be borne equally by the Company and Union. Any issue or dispute not presented or carried forward by either party in a timely manner as specified in this Article and Agreement within the limits called for in this Article shall be considered settled in favor of the party that presents the last written answer in the timely manner provided in this Article. The time limits set forth in this Article may be extended by mutual consent of the parties in writing.


                               ARTICLE 17

                  MEDICAL AND OTHER INSURANCE BENEFITS

Hospitals, physician and any and all other insurance benefits and coverage shall be as agreed upon the union and the Company in a separate Letter of Understanding. Such letter shall carry the full and effective force as an integral part of this general agreement. See APPENDIX E.


                               ARTICLE 18

                          UNION REPRESENTATION

Section 1.
      Employees designated by the Union will be granted the necessary time off to carry out the business of the union. Such time off shall be without pay but shall be considered as time worked for the purpose of determining seniority, wage increases and other benefits.

Section 2.
      No Union representative shall suffer a loss in pay while attending any joint Union- Company meeting or for reasonable travel time to and from such meetings. It is understood that such joint meeting and travel time is considered work time.


                               ARTICLE 19

                                ABSENCES

Section 1.
      Any employee ordered to military duty shall be granted a leave of absence, without pay, for such period of time as may be required such duty. Upon his return from such service, if he is eligible for reemployment under the terms of the Universal Military Training and Selective Service Act, he shall be credited for all purposes for all time spent in such military service. If such leave is for a period exceeding two months, his current vacation shall be prorated with credit for any portion of the current vacation year during which be was on the employer's active payroll. For all other purposes under this Agreement his period of service with the armed forces shall be included in determining his seniority as required by law.

Section 2.
      Any employee who is a member of a military reserve component and has a mandatory training obligation shall be granted a maximum of fifteen (15) days leave each calendar year when ordered to short tours of active duty for such purpose. In such event the employer will pay to such employee the difference, if any, between his military pay and base pay which he would have received if he had continued within the services of the employer for such period, not to exceed fifteen (15) days. Such differential pay shall apply to only one fifteen day period in each calendar year.

Section 3.
      Any employee selected for a position with the Union which takes him away from his work with the Company for a period greater than six (6) months shall, upon written request from the Union, receive a leave of absence for the period of his service with the Union. Upon his return the employee shall be reemployed at the same location and in the same position he held prior to beginning his leave of absence, or to a position generally similar to that ii which he was employed at such time with full seniority status, provided such location and position are available. The employee must apply for reinstatement within thirty (30) days after leaving the employ of the Union. The Company has thirty (30) days after application to reinstate the employee.

Section 4.
      Jury Duty Pay: An employee who has completed one (1) year of continuous service and who fails to work his regularly scheduled hours because of jury duty shall receive eight hours pay at his regular basic straight time rate, less jury fees he receives. The employee must give at least forty-eight (48) hours notice to his supervisor of required jury duty service to be eligible for Jury Duty pay. Payment is limited to a maximum of five (5) days in any week and (10) days in any calendar year. To be eligible for payment the employee must submit a written statement from the appropriate public official, listing the dates served and the amount of fees received.

Section 5.
Paid Sick Leave: Employee will earn two (2) paid sick days per six (6) months of full time employment, four (4) days per year. A maximum of (4) days Sick Leave may be accumulated.


                               ARTICLE 20

                               NO STRIKE

The Union agrees that during the term of this Agreement neither the Union, nor its agents, nor its members will authorize, instigate, aid, condone or engage in a work stoppage, slowdown or strike. The Company agrees that during the same period there shall be no lockouts. The Company further agrees that no employee covered by this Agreement shall be required to cross a picket line in the course of his employment.


                               ARTICLE 21

                          FEDERAL AND STATE LAWS

In the event any Federal or State law conflicts with the provisions of this Agreement, the provision or provisions so affected shall no longer be operative or binding upon the parties, but the remaining portion of the Agreement shall continue in full force and effect.


                               ARTICLE 22

            DISCHARGES, SUSPENSIONS, AND DEMOTIONS FOR CAUSE

In the event any employee is discharged, suspended, or demoted for cause, the Local Union shall be notified in writing of such action within seven
(7) days.

If an employee with more than 6 months of service is discharged, suspense, or demoted the Union's claim that the action was without proper reason shall be subject to the grievance and arbitration procedure of this Agreement.

                               ARTICLE 23

                               TRANSFERS
Section 1.
      Consideration shall be given to the request of an employee for a transfer from one location to another or from one job to another. Where more than one employee applies for a vacancy and other qualifications are substantially equal, seniority shall govern.

Section 2.
      Any employee who desires to be transferred as above described shall notify the company in writing of such desire, the location or job to which he desires to be transferred, his reasons for desiring the transfer and whether he desires to be transferred immediately or at some future date when and if a vacancy occurs. Such notice shall be valid for a period of one (1) year from date of submission.

Section 3.

      Any employee who is required to change his residence at the request of the
Company shall be an given an allowance for moving expenses, not to exceed two (2) thousand dollars ($2,000) intra-state.


                               ARTICLE 24

               RIGHT OF EMPLOYEES TO UNION REPRESENTATION

Any employee is entitled to have Union representation in any discussion between the employee and representatives of the Company in which the employee has reasonable grounds to fear that the interview will adversely affect his continued employment or his working conditions.


                               ARTICLE 25

                              MISCELLANEOUS

There shall be no discrimination of any kind against any member of the union by the company or anyone employed who is a member of the Union, nor shall any employee be discriminated against because of race, color, creed, national origin, age, or sex. The Company and Union agree to abide by all equal opportunity employment requirements of law.

Employees shall not be required to work under conditions where their health or safety may be jeopardized.

The Union business representatives shall be allowed access to Company premises and employee's work-reporting location to discuss contract and job-related matters with employees. The Company shall recognize and deal with a Union steward appointed by the Union. The steward shall be allowed reasonable time off with pay to handle grievances and attend grievance meetings.

The Company shall provide the Union with one bulletin board at its Regional Office location for the exclusive use of the Union.

Any provisions of the Agreement may be amended, modified, or supplemented at any time by the mutual consent of the parities hereto, without in any way effecting any of the other provisions of the Agreement.

Employees shall furnish hand and other tools as required. The employer shall furnish specialized tools and equipment.

Payroll periods will be biweekly Monday through Sunday. Paydays will be the Thursday following close of a payroll period.

                               ARTICLE 26

                 EFFECTIVE DATE AND DURATION OF AGREEMENT

Section 1.
      This Agreement shall be effective as of September 1, 1995, and shall remain in effect for an initial period of three (3) years and including August 31, 1998, and shall continue in effect thereafter until terminated by written notice given by the Company or by the Union expressly stating its intention to terminate this Agreement, in which case it Terminate sixty (60) days following receipt of such notice. Within thirty (30 days of the receipt of such notice to terminate this Agreement, the Union and the Company shall commence collective bargaining with respect to a new Agreement.

Section 2.
      In additional to the right of the Union to terminate the Agreement as specified above, the Union may, not earlier than sixty (60) days prior to the end of the initial period, request in writing negotiations on modifications or amendments of this Agreement. If such written request is made the parties shall negotiate on modifications and amendments as proposed by the Union, and this Agreement will continue in effect unless replaced by a new or amended Agreement, or until terminated by either unless replaced by a new or amended Agreement or until terminated by either party giving sixty (60) days written notice of termination to the other party.

This Agreement is entered into this 17th Day of November of 1995.


/s/ H. C. COTNER                           /s/ HENRY P. MUTZ
Union                                      Company

/s/ C. COOKIE CAMERON
Union

/s/ VIRGIL PARKER
Union